SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SEANERGY MARITIME CORP.
(Exact Name of Registrant as Specified in its Charter)

Republic of Marshall Islands	98-0529217

(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

10, Amfitheas Avenue, 17564 P. Faliro, Athens, Greece

(Address of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-144436
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock and one Warrant Common Stock, par value $0.0001 per share Common Stock Purchase Warrants	American Stock Exchange American Stock Exchange American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the units, common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-144436) filed with the Securities and Exchange Commission (the “Commission”) on July 10, 2007, as amended from time to time (the “Registration Statement”) and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Form of Second Amended and Restated Certificate of Incorporation.

3.2*	By-laws.

4.1*	Specimen Unit Certificate.

4.2*	Specimen Common Stock Certificate.

4.3*	Specimen Public Warrant Certificate.

4.4*	Specimen Private Warrant Certificate

4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

4.6*	Form of Unit Purchase Option to be granted to the Representative.

10.9*	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

*	Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEANERGY MARITIME CORP.
Date: September 19, 2007	By:	/s/ Panagiotis Zafet
		Name:	Panagiotis Zafet
		Title:	Chief Executive Officer and Co Chairman of the Board of Directors